Exhibit (13) a.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 20-F of Komatsu, Ltd. (the “Company”) for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on September 3, 2004 as amended by the Form 20-F/A (No.1) and this Form 20-F/A (No.2) dated the date hereof (the “Report”), I, Masahiro Sakane, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. (s) 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 24, 2004

By:	/s/ Masahiro Sakane
Masahiro Sakane
President, Chief Executive Officer

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